Exhibit 99.01

Contractor Name: Mark Brister

Effective Date: April 1, 2008

INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS AGREEMENT is between DEXCOM, INC., a Delaware corporation and its successors or assignees (“Client”) and the undersigned MARK BRISTER (the “Contractor”).

1.             ENGAGEMENT OF SERVICES.  Client has issued  the Project Assignment in the form attached to this Agreement as Exhibit A.  Subject to the terms of this Agreement, Contractor will, to the best of its ability, render the services set forth in Project Assignment accepted by Contractor (the “Project”) by the completion dates set forth therein.  The manner and means by which Contractor chooses to complete the Project  is in Contractor’s sole discretion and control.  Contractor agrees to exercise the highest degree of professionalism, and to utilize its expertise and creative talents in completing such Project.  In completing the Project, Contractor agrees to provide  his own equipment, tools and other materials at  his own expense.  Client will make its facilities and equipment available to Contractor when necessary.  Contractor shall perform the services necessary to complete the Project in a timely and professional manner consistent with industry standards, and at a location, place and time which the Contractor deems appropriate.  Contractor may not subcontract or otherwise delegate his  obligations under this Agreement without Client’s prior written consent.

2.             COMPENSATION.  Client will pay Contractor a fixed fee of $132,701 on or before April 10, 2008.  Contractor’s “Continuous Service” (as that term in defined in Client’s 2005 Equity Incentive Plan) shall, for purposes of this Agreement, continue uninterrupted from March 31, 2008 (the date of Contractor’s resignation as a full-time employee of Client) through September 30, 2008, and the Contractor’s stock options shall continue to vest during that period.  Contractor shall not be deemed an employee for tax purposes during the period of the Agreement.  Client will make available to Contractor  and his  eligible dependents health continuation coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) if timely elected by Contractor.  All fees and benefits provided for in this Agreement will be deemed fully earned as of the Effective Date.  Contractor will be reimbursed for any reasonable expenses incurred in connection with the performance of services under this Agreement provided Contractor submits verification of such expenses as Client may reasonably require.  Client will reimburse the Contractor for expenses within thirty (30) days of the date of Contractor’s invoice.  Any expenses over $1,000 must be approved in advance by Client.

3.             INDEPENDENT CONTRACTOR RELATIONSHIP.  Contractor’s relationship with Client will be that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship.  Contractor is not the agent of Client and is not authorized to make any representation, contract, or commitment on behalf of Client.  Except as set forth herein, including any attachments hereto, Unless otherwise provided for herein or in the attachments hereto, Contractor will not be entitled to any of the benefits which Client may make available to its employees, such as group insurance, profit-sharing or retirement benefits.  Contractor will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Contractor’s performance of services and receipt of fees under this Agreement.  Client will regularly report amounts paid to Contractor by filing Form 1099-MISC with the Internal Revenue Service as required by law.  Because Contractor is an independent contractor, Client will not withhold or make payments for social security; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on Contractor’s behalf.

4.             INTELLECTUAL PROPERTY RIGHTS.  Contractor acknowledges and agrees that as a result of his prior employment with Client and his work as a Contractor he has had, and will have, access to or create  confidential and proprietary information either owned by Client or those with whom Client does business.  Contractor acknowledges his  current and continuing  obligations under the Proprietary Information and Inventions Agreement (“Confidentiality Agreement”) previously executed on November 19, 2003 (a copy of which is attached hereto as Exhibit B) in his capacity as a current and former employee and as a Contractor.  Contractor agrees that he will continue to be obligated under the Confidentiality Agreement and that any work performed by Contractor during the term of this Agreement will be governed by and is subject to the terms and conditions of the Confidentiality Agreement.  Contractor may seek employment, consulting or contractual relationships during the term of this Agreement with others, including competitors of Client.  Any work performed for others during the term of this Agreement, shall be the separate property of Contractor and/or his employer, consulting or contracting party..  Contractor shall promptly notify Client of any employment, consulting or contractual relationship with any other party.

5.             TERMINATION.

5.1          Termination and Survival  Client may terminate this Agreement at its convenience and without any breach by Contractor upon fifteen (15) days’ prior written notice to Contractor.  If Client terminates this Agreement, all sums which could have been paid under this Agreement are accelerated and Client shall make payment to Contractor of all sums by certified check within 5 days of termination.  Contractor may terminate this Agreement at any time upon fifteen (15) days’ prior written notice to Client.  All sums paid by Client shall remain the exclusive property of Contractor.  If this Agreement is terminated, for any reason, Sections 2, 4, and 8 shall survive termination.

5.2          Return of Property.  Upon termination of the Agreement or earlier as requested by Client, Contractor will deliver to Client any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Client Work Product, Third Party Information or Proprietary Information of Client.  Contractor further agrees that any property situated on Client’s premises and owned by Client, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Client personnel at any time with or without notice. Upon termination of the Agreement or earlier as requested by Contractor, Client will deliver to Contractor any and all personal property and equipment owned by Contractor.

6.             REPRESENTATIONS AND WARRANTIES.  Contractor hereby represents and warrants that (a) his  work under this Agreement will be original work of Contractor; (b) neither his work product nor any element thereof will infringe the  proprietary rights of any third party; (c) neither the work product nor any element thereof will be subject to any restrictions or to any mortgages, liens, pledges, security interests, encumbrances or encroachments; (d) Contractor will not grant, directly or indirectly, any rights or interest whatsoever in his work product to third parties; (e) Contractor has full right and power to enter into and perform this Agreement without the consent of any third party; (f) Contractor will take reasonable precautions to prevent injury to any persons (including employees of Client) or damage to property (including Client’s property) during the term of this Agreement; and (g) should Client permit Contractor to use any of Client’s equipment, tools, or facilities during the term of this Agreement, such permission shall be gratuitous and Contractor shall be responsible for any injury to any person (including death) or damage to property (including Client’s property) he causes arising out of use of such equipment, tools or facilities.

7.             INDEMNIFICATION.  Contractor will indemnify and hold harmless Client, its officers, directors, employees, sublicensees, customers and agents from any and all claims, losses, liabilities, damages, expenses and costs (including attorneys’ fees and court costs) which result from a breach of any material representation or warranty of Contractor (a “Claim”) set forth in Section 6 of this Agreement, provided that Client gives Contractor written notice of any such Claim and Contractor has the right to participate in the defense of any such Claim at its expense.  Client will continue to indemnify Contractor and maintain Directors and Officers insurance coverage for Contractor for acts and omissions which relate in any way to Contractor’s prior employment with Client at levels which are equivalent to or greater than the current coverage maintained by Client.  Client will also continue to comply with applicable Delaware law regarding indemnification of current and former officers and directors, Client’s current bylaws and any Indemnity Agreements  with Client.  Client also agrees to maintain product liability insurance coverage for Client at levels which are equivalent to or greater than the current coverage maintained by Client.

8.             GENERAL RELEASE OF CLAIMS.  As of the Effective Date of this Agreement, Contractor hereby releases and waives any and all claims Contractor may have had as of the Effective date arising out of Contractor’s prior status as an employee of Client against Client and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act.  By signing below, Contractor expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING

THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

9.             GENERAL PROVISIONS.

9.1          Governing Law.  This Agreement will be governed and construed in accordance with the laws of the State of California as applied to transactions taking place wholly within California between California residents.  Contractor hereby expressly consents to the personal jurisdiction of the state and federal courts located in San Diego County, California for any claim  arising from or related to this Agreement.

9.2          Severability.  In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  ..

9.3          No Assignment.  This Agreement may not be assigned by Contractor without Client’s consent, and any such attempted assignment shall be void and of no effect.

9.4          Notices.  All notices, requests and other communications under this Agreement must be in writing, and must be mailed by registered or certified mail, postage prepaid and return receipt requested, or delivered by hand to the party to whom such notice is required or permitted to be given.  If mailed, any such notice will be considered to have been given five (5) business days after it was mailed, as evidenced by the postmark.  If delivered by hand, any such notice will be considered to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.  The mailing address for notice to either party will be the address shown on the signature page of this Agreement.  Either party may change its mailing address by notice as provided by this section.

9.5          Injunctive Relief.  A breach of any of the promises or agreements contained in this Agreement may result in irreparable and continuing damage to Contractor or Client for which there may be no adequate remedy at law, and Client or Contractor is therefore entitled to seek injunctive relief as well as such other and further relief as may be appropriate.

9.6          Export.  Contractor agrees not to export, directly or indirectly, any U.S. source technical data acquired from Client or any products utilizing such data to countries outside the United States, which export may be in violation of the United States export laws or regulations.

9.7          Waiver.  No waiver by Contractor or Client of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by Client or Contractor of any right under this Agreement shall be construed as a waiver of any other right.  Client and Contractor shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

9.8          Entire Agreement.  This Agreement including its attachments is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.  The terms of this Agreement will govern all Project Assignments and services undertaken by Contractor for Client.

IN WITNESS WHEREOF, the parties have caused this Independent Contractor Services Agreement to be executed by their duly authorized representative.

DEXCOM, INC.

By:	/s/ Terrance Gregg

Title: CEO

MARK BRISTER

By:	/s/ Mark Brister

Title:

EXHIBIT A

PROJECT ASSIGNMENT

Services

General facilities, business and technology consulting services at the direction of Client’s Chief Executive Officer from April 1, 2008 through September 30, 2008, but excluding any consulting services relating to Client’s development of an integrated CGM/insulin pump system with either Insulet Corporation or Animas Corporation.

Contractor agrees, upon reasonable notice, to be available during regular business hours, Monday through Friday, not to exceed ten hours per week and forty hours per month  Client’s obligation to pay Contractor is independent of its actual use of Contractor’s  services.

Milestones